Focused on Our Future 1Q 2025 Strategic & Financial Highlights Published April 23, 2025

Forward-Looking Statements Forward-Looking Statements: This presentation includes forward-looking statements based on information currently available to management and unless the context requires otherwise, references to “we,” “us,” “our” and “FirstEnergy” refers to FirstEnergy Corp. and its subsidiaries. Such statements are subject to certain risks and uncertainties and readers are cautioned not to place undue reliance on these forward-looking statements. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” "forecast," "target," "will," "intend," “believe,” "project," “estimate," "plan" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the potential liabilities, increased costs and unanticipated developments resulting from government investigations and agreements, including those associated with compliance with or failure to comply with the Deferred Prosecution Agreement entered into July 21, 2021 and settlements with the U.S. Attorney’s Office for the Southern District of Ohio and the Securities and Exchange Commission (“SEC”); the risks and uncertainties associated with government investigations and audits regarding Ohio House Bill 6, as passed by Ohio’s 133rd General Assembly (“HB 6”) and related matters, including potential adverse impacts on federal or state regulatory matters, including, but not limited to, matters relating to rates; the risks and uncertainties associated with litigation, arbitration, mediation and similar proceedings, particularly regarding HB 6 related matters; changes in national and regional economic conditions, including recession, volatile interest rates, inflationary pressure, supply chain disruptions, higher fuel costs, and workforce impacts, affecting us and/or our customers and those vendors with which we do business; variations in weather, such as mild seasonal weather variations and severe weather conditions (including events caused, or exacerbated, by climate change, such as wildfires, hurricanes, flooding, droughts, high wind events and extreme heat events) and other natural disasters, which may result in increased storm restoration expenses or material liability and negatively affect future operating results; the potential liabilities and increased costs arising from regulatory actions or outcomes in response to severe weather conditions and other natural disasters; legislative and regulatory developments, and executive orders, including, but not limited to, matters related to rates, energy regulatory policies, compliance and enforcement activity, cyber security, climate change, and diversity, equity and inclusion; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us, including the increasing number of financial institutions evaluating the impact of climate change on their investment decisions, and the loss of FirstEnergy Corp.’s status as a well-known seasoned issuer; the risks associated with physical attacks, such as acts of war, terrorism, sabotage or other acts of violence, and cyber-attacks and other disruptions to our, or our vendors’, information technology system, which may compromise our operations, and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information; the ability to accomplish or realize anticipated benefits through establishing a culture of continuous improvement and our other strategic and financial goals, including, but not limited to, executing Energize365, our transmission and distribution investment plan, executing on our rate filing strategy, controlling costs, improving credit metrics, maintaining investment grade ratings, strengthening our balance sheet and growing earnings; changing market conditions affecting the measurement of certain liabilities and the value of assets held in our pension trusts may negatively impact our forecasted growth rate, results of operations and may also cause it to make contributions to its pension sooner or in amounts that are larger than currently anticipated; changes in assumptions regarding factors such as economic conditions within our territories, the reliability of our transmission and distribution system, our generation resource planning in West Virginia, or the availability of capital or other resources supporting identified transmission and distribution investment opportunities; human capital management challenges, including among other things, attracting and retaining appropriately trained and qualified employees and labor disruptions by our unionized workforce; mitigating exposure for remedial activities associated with retired and formerly owned electric generation assets, including those sites impacted by the legacy coal combustion residual rules that were finalized during 2024, and the Environmental Protection Agency’s reconsideration of such rule; changes to environmental laws and regulations, including, but not limited to, federal and state rules related to climate change, and potential changes to such laws and regulations as a result of the U.S. presidential administration; changes in customers’ demand for power, including, but not limited to, economic conditions, the impact of climate change, emerging technology, particularly with respect to electrification, energy storage and distributed sources of generation; future actions taken by credit rating agencies that could negatively affect either our access to or terms of financing or our financial condition and liquidity; the potential of non-compliance with debt covenants in our credit facilities; the ability to comply with applicable reliability standards and energy efficiency and peak demand reduction mandates; changes to significant accounting policies; any changes in tax laws or regulations, including, but not limited to, the Inflation Reduction Act of 2022, or adverse tax audit results or rulings and potential changes to such laws and regulations as a result of the new U.S. presidential administration; the ability to meet our publicly-disclosed goals relating to climate-related matters, opportunities, improvements, and efficiencies, including FirstEnergy’s Greenhouse gas reduction goals’ and the risks and other factors discussed from time to time in FirstEnergy Corp.’s SEC filings. Dividends declared from time to time on FirstEnergy Corp.’s common stock during any period may in the aggregate vary from prior periods due to circumstances considered by the FirstEnergy Corp. Board at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. These forward-looking statements are also qualified by, and should be read together with, the risk factors included in FirstEnergy Corp.’s Form 10-K, Form 10-Q and in other filings with the SEC. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy Corp.’s business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy Corp. expressly disclaims any obligation to update or revise, except as required by law, any forward-looking statements contained herein or in the information incorporated by reference as a result of new information, future events or otherwise. Strategic & Financial Highlights - Published April 23, 20252

Non-GAAP Financial Matters Strategic & Financial Highlights - Published April 23, 20253 This presentation contains references to certain financial measures including Baseline O&M and Core Earnings per share (“Core EPS”) as “non-GAAP financial measures,” which are not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) and exclude the impact of “special items,” from earnings attributable to FirstEnergy Corp. for Core EPS. Management uses these non-GAAP financial measures to evaluate the company’s and its segments’ performance, and manage its operations and references these non-GAAP financial measures in its decision-making, using them to facilitate historical and ongoing performance comparisons. Management believes that the non-GAAP financial measures of Baseline O&M and Core EPS, including by segment, provide consistent and comparable measures of performance of its businesses on an ongoing basis. Management also believes that such measures are useful to shareholders and other interested parties to understand performance trends and evaluate the company against its peer group by presenting period-over-period operating results, excluding the impacts described above, that may not be consistent or comparable across periods or across the company’s peer group. These non-GAAP financial measures are intended to complement, and are not considered as alternatives to, the most directly comparable GAAP financial measures, which for Baseline O&M is Other Operating Expenses and for Core EPS is EPS attributable to FirstEnergy Corp. Also, such non-GAAP financial measures may not be comparable to similarly titled measures used by other entities. Special items represent charges incurred or benefits realized that management believes are not indicative of, or may obscure, trends useful in evaluating the company’s ongoing core activities and results of operations, or otherwise warrant separate classification. Core EPS is calculated based on the weighted average number of common shares outstanding in the respective period. A reconciliation of forward-looking non-GAAP measures, including 2025 Baseline O&M, 2025 Core EPS, and Core EPS compound annual growth rate projections, to the most directly comparable GAAP measures is not provided because comparable GAAP measures are not available without unreasonable efforts due to the inherent difficulty in forecasting and quantifying measures that would be necessary for such reconciliation. Specifically, management cannot, without unreasonable effort, predict the impact of these special items in the context of Core EPS guidance, or Core EPS growth rate projections because these items, which could be significant, are difficult to predict and may be highly variable. In addition, the Company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors. These special items are uncertain, depend on various factors and may have a material impact on our future GAAP results.

Focus of Today’s Call Strategic & Financial Highlights - Published April 23, 2025 Brian X. Tierney – President, Chief Executive Officer, and Board Chair K. Jon Taylor – Senior Vice President, Chief Financial Officer ■ Overview of 1Q25 financial results and key highlights ■ Review of recent regulatory and legislative activity ■ Growth opportunities in our footprint ■ FirstEnergy’s strong outlook for regulated growth ■ Review of 1Q25 Core EPS drivers ■ Executing on our 2025 financial plans ■ Delivering strong 2025 financial performance on key metrics 4

Executive Overview

1Q24 vs. 1Q25 Results


2024
2025
$0.44
$0.62
$0.49
$0.67
GAAP EPS(1)
Core EPS(2)

Key Drivers

New base rates in PA, WV, and NJ	**Normal weather vs. Mild 1Q24**	**Strong financial discipline in line with plan**


$0.9
$1.0
Capital Investments ($B)

1st Quarter 2025 Highlights

- **Delivered 1Q25 Core EPS of $0.67**, in line with plan and significantly higher than 1Q24
- **Executed $1.0B+ of 2025 Investment Plan ($5B),** in line with plan and 15% higher than 1Q24
- **1Q25 Baseline O&M[2] of $340M,** in line with plan and slightly below 1Q24; focused on continuous improvement and additional cost reductions
- **Declared increased dividend of $0.445/sh** (payable June 1), consistent with guidance and represents ~5% growth vs. 2024

We are off to a strong start and on track to execute on our financial and strategic goals

[1] Basic Earnings Per Share Attributable to FE Corp.
[2] See slides 20-24 for reconciliations between GAAP and Core EPS (Non-GAAP) and Baseline O&M. Please see slide 3 for more information.

5 Strategic & Financial Highlights - Published April 23, 2025

FirstEnergy

Regulatory and Legislative Updates Strategic & Financial Highlights - Published April 23, 20256 Ohio Base Rate Case In March, our Ohio companies and various intervenors filed responses to the Staff Report and Audit Report filed in late February as well as supplemental testimony Settlement discussions began in April Hearings to begin May 5 Ohio Legislation: HB15 & SB2 Expect the Legislature to send a bill to the Governor in May/June timeframe with a regulatory framework that will provide transparency and predictability Expect key provisions to include elimination of ESPs and creation of multi-year rate plans with forward test years Our focus is on ensuring a reasonable transition to the new regulatory framework EnergizeNJ On April 23, received approval of settlement; $335M(1) investments over 3.5 year period (2H25-2028) Settlement is in line with our investment plan over the period and supports continued focus on reliability enhancements (1) Includes $202.5M of investments recovered through formula rider mechanism and $132M of investments recovered through base rates.

■ In WV, we are preparing our Integrated Resource Plan (IRP), which is due by the end of 2025 – Filing will address the obligation to supply our customers with reliable and cost-effective capacity and energy – Filing will address a 10-yr outlook and will consider options around future of Ft. Martin (estimated end of life of 2035), load forecasts, environmental regulations, and resource adequacy – WV’s fully integrated regulatory format provides it with competitive advantage for economic development and a path for investment in dispatchable generation in the state – Under the existing regulatory framework, we would be prepared to add incremental dispatchable generation to meet WV’s economic development aspirations ■ We remain excited about data center development across our footprint – 2025-2029 plan includes 2.6GW of active or contracted demand, with more in the pipeline that would be incremental to our base investment plan – In April, Meta announced a new Bowling Green data center in our Toledo Edison territory (included in our base investment plan) – Over 100 large load studies since January 2024; representing 80+ GW at 3/31/25 vs. 70+ GW at 12/31/24 ■ We continue to expect opportunities for transmission investment – In 1Q25, PJM Board approved ~$3B of investments for the Valley Link joint venture(1) and ~$300M of investments for FE subsidiaries – FE share of Valley Link will be owned by FirstEnergy Transmission(2) – Requested 10.9% base ROE with a 50 bps incentive and capital structure targeting 60% equity Growth Opportunities in Our Footprint Strategic & Financial Highlights - Published April 23, 20257 (1) Valley Link is a joint venture between FirstEnergy (~1/3 ownership interest), Dominion and AEP and will be accounted for as an equity method investment. Investments will be funded by Valley Link. (2) FirstEnergy Transmission is owned by FirstEnergy (50.1%) and Brookfield (49.9%)

Strong Outlook for Regulated Growth ■ Reaffirming 2025 Core EPS guidance range of $2.40-$2.60 – Targeting upper half of the range ■ Reaffirming 6-8% Core EPS CAGR (2025-2029) – Combined with current dividend yield represents a total shareholder return proposition of 10-12%, with potential for upside through P/E expansion – Reaffirming 2025-2029 base investment plan of $28B – Minimal exposure to tariffs representing less than 0.2% on our base investment plan ■ Remain focused on meeting or exceeding our commitments to shareholders Strategic & Financial Highlights - Published April 23, 20258 Our team is laser focused on executing our strategy, delivering value and driving results $4.6, 17% $6.9, 25% $5.3, 19% $5.2, 19% $5.7, 20%OH PA NJ WV/MD Balanced Jurisdictions 2025F FE-Owned Rate Base ($B, year-end) Stand-Alone Transmission Integrated Distribution $27.7B

1Q 2025 Earnings Summary

Earnings Drivers Summary

- **Distribution:** New rates in PA and normal weather vs. 1Q24
- **Integrated:** New rates in WV & NJ, transmission rate base growth, and normal weather vs. 1Q24
- **Stand-Alone Transmission:** ~10% rate base growth more than offset by FET dilution
- **Corporate:** Lower interest expense

Strong 1st Quarter performance, in line with plan



37% Core EPS growth
$0.44
Dx $0.29
Int $0.14
Tx $0.15
Corp ($0.14)
1Q24 GAAP EPS
$0.05
Special Items
$0.49
Dx $0.29
Int $0.14
Tx $0.18
Corp ($0.12)
1Q24 Core EPS
$0.10
Rates & Investments +$0.09
Customer Demand +$0.05
O&M ---
Other OpEx -$0.02
Income Taxes & Other -$0.02
Distribution
$0.10
Rates & Investments +$0.08
Customer Demand +$0.04
O&M +$0.02
Other OpEx -$0.06
Net Financing Costs +$0.01
Income Taxes & Other +$0.01
Integrated
-$0.04
Rates & Investments +$0.01
Dilution from FET 30% Sale -$0.04
(closed 3/25/24)
Net Financing Costs -$0.01
Stand-Alone Transmission
$0.02
Net Financing Costs +$0.03
Income Taxes & Other -$0.01
Corp / Other
$0.67
Dx $0.39
Int $0.24
Tx $0.14
Corp ($0.10)
1Q25 Core EPS
-$0.05
Special Items
$0.62
Dx $0.38
Int $0.23
Tx $0.14
Corp ($0.13)
1Q25 GAAP EPS

PA rate case impact of $0.04/sh[(1)]

WV/NJ rate case impact of $0.02/sh[(1)]

[(1)] Certain O&M/Other OpEx increases in 2025 are due to increased maintenance requirements and deferred cost recovery from approved rate case and recovered in higher rates/revenues

9 Strategic & Financial Highlights - Published April 23, 2025

See slides 20-24 for GAAP to Non-GAAP reconciliations and a description of special items

FirstEnergy

Executing on Our 2025 Financial Plan

Core EPS Guidance	▪ Reaffirming 2025 Core EPS Guidance of $2.40-$2.60; targeting upper half of the range
Investment Plan	▪ 2025 plan of $5B remains on track with capital deployment of $1.0B+ in 1Q25, +15% vs. 1Q24 ▪ Majority of increase related to formula rate programs
Financing Plan	▪ Our 2025 Financing Plan supports the $5B investment plan, investment-grade credit metrics, and continued dividend growth with no equity (beyond Employee Benefit programs of up to ~$100M annually) – During 2025, we expect to refinance / issue $3.6B of long-term debt, for a net increase of $2B – In April, TrAIL refinanced maturing long-term debt with 5.0% $600M senior notes due January 2031 ▪ We continue to see strong investor demand for our debt offerings, reflecting the attractive profile of our fully regulated diversified business combined with our strong balance sheet
O&M Discipline	▪ 2025 Baseline O&M target of $1,365M includes an increase in O&M due to increased maintenance requirements and reliability spend in PA, which is fully recovered in new rates ▪ We are executing well and working to be below this target while supporting the long-term objectives at our operating companies

10 Strategic & Financial Highlights - Published April 23, 2025

FirstEnergy

Key Metric 1Q25 vs. Plan vs. 2024 Core EPS $0.67/sh Investment Plan $1.03B Baseline O&M $340M Cash from Operations $637M Delivering Strong 2025 Financial Performance on Key Metrics Strategic & Financial Highlights - Published April 23, 202511 We’re off to a very good start and are focused on delivering on or exceeding our commitments  + + + ++   +  In line Favorable

Shareholder Value Proposition

2025-2029 Base Financial Plan

- **6-8% Core EPS[1] CAGR**
- **$28B Base Investment Plan**
- **9% Rate Base CAGR** (FE-Owned)
- **Load forecast** assumes ~2%+ CAGR; only includes active and contracted data centers

- **No incremental equity needs** in the base plan (beyond Employee Benefit programs of up to ~$100M annually)
- **Constructive regulatory frameworks** with ~75% of planned investment in formula rate programs
- **Diversified and low-risk T&D assets** with strong affordability position
- **Supportive WV regulatory construct** for generation



Strong Growth Outlook
Financial Discipline
Attractive Risk Profile
Compelling Total Shareholder Return
Sustainable Growth
COMMUNITIES • EMPLOYEES • INVESTORS • CUSTOMERS

- **Targeting ~14%+ FFO/Debt**
- **Committed to achieving and maintaining BBB credit profile**
- Focus on **Continuous Improvement** and managing O&M expenses

- **Attractive total return opportunity of 10-12% with potential for upside through P/E expansion**
  (6-8% Core EPS growth and 4% dividend yield)
- **Improved earnings quality,** with focus on Core EPS
- **Committed to dividend growth,** in line with 60%-70% payout ratio of Core EPS

Our diversified service territory, coupled with an improved balance sheet and a strong affordability position, provides the opportunity to significantly enhance the customer experience and provide solid risk-adjusted returns to our investors

(1) Please see slide 3 for more information.

12 Strategic & Financial Highlights - Published April 23, 2025

FirstEnergy

Quarterly Support & GAAP to Non-GAAP Reconciliations Strategic & Financial Highlights - Published April 23, 2025 14. Regulatory Calendar 15. TTM Earned ROE Summary 16. TTM Actual Sales by Class 17. TTM Weather-Adjusted Sales 18. TTM Weather Impacts 19. Credit Ratings Summary Quarterly Support (Slide) 13 See YE24 Investor FactBook for additional information including FirstEnergy overview, 2025-2029 Financial plan, and additional business segment details 20. 1st Quarter GAAP to Non-GAAP Earnings Reconciliations 21. Special Items Descriptions 22. 1Q 2025 Earnings Results 23. 1Q 2024 Earnings Results 24. 1st Quarter GAAP to Non-GAAP Baseline O&M Reconciliations GAAP to Non-GAAP Reconciliations (Slide)

Regulatory Calendar

Select Proceedings

Jurisdiction	Regulatory Matter	Key Dates
Ohio	▪ Base Rate Case	▪ Filed base rate request for approximately $94M on 5/31/24; Staff and Audit reports filed 2/21/25; Updated request to $183M on 3/24/25 which included withdrawal of ESP V-related proposals; Settlement discussions began in April; Hearings to begin 5/5/25
	▪ HB6 Related Investigations	▪ Review of Political and Charitable Spending (audit report filed 9/30/24); Corporate Separation Audit (non-HB 6 issues, hearings held 10/9/24-10/10/24); Rider DCR/DMR Audit/Corporate Separation (hearings to begin 6/10/25)
Pennsylvania	▪ Energy Efficiency Plan – Phase V ▪ Default Service Plan VII	▪ Expect to file in 4Q25 ▪ Expect to file in 4Q25
New Jersey	▪ Infrastructure Investment Program (EnergizeNJ)	▪ Settlement filed on 4/11/25; Received approval on 4/23/25
West Virginia	▪ WV Integrated Resource Plan (IRP)	▪ Expect to file no later than December 2025 to address the 10-year outlook to supply our WV customers with reliable and cost-effective generation capacity and energy
	▪ Annual Expanded Net Energy cost (ENEC) Rate (2025)	▪ Expect to file no later than 9/1/25 for rates effective 1/1/26
Maryland	▪ Electric School Bus Pilot ▪ EV Phase II	▪ Approved 3/21/25 subject to modifications; implementation plan and budget revisions to be filed by 6/19/25 ▪ Re-filed 12/20/24, $10.3M for 5-yr program; hearing occurred 4/9/25
FERC	▪ FERC Rulemaking and Proceedings Re: Tx Planning	▪ FERC Orders 1920, 1920-A, 1920-B: FirstEnergy's focus will be on FERC's unwarranted dilution of transmission owner rights to plan the transmission system and set transmission rates, and on prosecuting the appeal in the 4th Circuit, and on PJM's compliance filing
	▪ Transmission Planning Complaint Cases	▪ PJM case pending at FERC. National Complaint case at FERC; Responses due 4/24/25

14 Strategic & Financial Highlights - Published April 23, 2025

FirstEnergy

TTM Earned ROEs Summary

TTM 3/31/25

FE Consolidated ROEs



8.8%
9.4%
9.8%

	2023A	2024A	TTM 1Q25
Equity Layer	52%	53%	53%
Period-End Rate Base	$26.3B	$25.6B	$26.0B

50.1% FE ownership of FET beginning 12/31/24 and 80.1% at 12/31/23.
2023A and 2024A Rate Base reflect ~$0.2B adjustment effective with new PA rates on 1/1/25.

TTM Consolidated ROE in line with targeted ROE of 9.5%-10%

~40 bps ROE improvement in 1Q25 reflects execution of regulated strategies, financial discipline, and normal weather in 1Q25

TTM Earned ROE Details[1]



KATCo[2]
10.45%
FET[2]
10.4%
MD
8.0%
WV
9.5%
NJ
9.4%
PA
11.2%
OH
4.7%
As filed on 7/31/24 in pending BRC before revenue adjustment
Segment Legend
Stand-Alone Tx
Integrated
Distribution

[1] See Slides 26-44 of the Investor FactBook (published 2/26/25) for details on Rate Base, Allowed ROEs, and Capital Structure

[2] FET ROE is a weighted average allowed ROE of ATSI, MAIT, and TrAILCo. KATCo allowed ROE of 10.45%.

Expect base rates continue to support fair recovery and return on investments through regular cadence of base rate case filings

Note: ROEs calculated based on period-end Rate Base as noted above. Certain jurisdictions, including Transmission and WV/MD, use a 13-month average rate base for regulatory purposes.

15 Strategic & Financial Highlights - Published April 23, 2025

FirstEnergy

Actual Sales by Class Percent change vs. prior year period Commercial includes street lighting Numbers may not add due to rounding Strategic & Financial Highlights - Published April 23, 202516 15.7% 3.1% 0.9% 10.0% 7.0% 8.1% 2.0% 0.3% 5.2% 3.8% 1.4% 2.1% -2.1% -2.6% -0.3% 7.9% 2.5% -0.4% 4.2% 3.5% 2Q24 3Q24 4Q24 1Q25 TTM Residential Commercial Industrial Total (MWh in 2Q23 2Q24 3Q23 3Q24 4Q23 4Q24 1Q24 1Q25 TTM 1Q24 TTM 1Q25 thousands) Residential 10,835 12,536 14,954 15,415 12,486 12,593 14,087 15,491 52,363 56,035 Commercial 8,947 9,668 10,470 10,681 9,292 9,314 9,357 9,844 38,067 39,507 Industrial 13,099 13,277 13,346 13,630 13,134 12,861 13,182 12,837 52,761 52,606 Total 32,881 35,482 38,770 39,726 34,912 34,768 36,626 38,172 143,191 148,148 (1) 1Q24 includes impact of leap year, extending February by one day resulting in higher sales volumes for comparability. When adjusting for leap day, quarter over quarter changes would improve from 4.2% to 5.5% in total, a ~1% improvement in all customer classes. (1)

Weather-Adjusted Sales by Class Percent change vs. prior year period Strategic & Financial Highlights - Published April 23, 202517 3.4% -1.4% -1.2% -0.7% -0.2% 3.5% 0.0% -1.6% -0.4% 0.3% 1.4% 2.1% -2.1% -2.6% -0.3% 2.6% 0.2% -1.6% -1.3% -0.1% 2Q24 3Q24 4Q24 1Q25 TTM Residential Commercial Industrial Total (MWh in 2Q23 2Q24 3Q23 3Q24 4Q23 4Q24 1Q24 1Q25 TTM 1Q24 TTM 1Q25 thousands) Residential 11,511 11,907 15,293 15,078 13,122 12,969 15,493 15,384 55,420 55,337 Commercial 9,147 9,467 10,559 10,563 9,521 9,372 9,896 9,858 39,124 39,260 Industrial 13,099 13,277 13,346 13,630 13,134 12,861 13,182 12,837 52,761 52,606 Total 33,758 34,651 39,198 39,271 35,778 35,202 38,571 38,079 147,305 147,203 Commercial includes street lighting Numbers may not add due to rounding (1) 1Q24 includes impact of leap year, extending February by one day resulting in higher sales volumes for comparability. When adjusting for leap day, quarter over quarter changes would improve from -1.3% to -0.2% in total, a ~1% improvement in all customer classes. (1)

Weather Impacts Strategic & Financial Highlights - Published April 23, 202518 KWh OH PA NJ WV MD Total Days % Days % Days % Days % Days % Days % 1Q25 vs. Normal HDD 81 3% (30) -1% (54) -2% 35 1% (9) 0% 10 0% vs. 1Q24 HDD 424 16% 356 15% 250 12% 294 13% 306 14% 349 15% 1Q EPS Impact Weather vs Normal: $0.00 Weather vs 2024: $0.09 0 100 200 300 400 500 1,400 1,150 900 650 400 150 Jan-24 Feb-24 Mar-24 Apr-24 May-24 Jun-24 Jul-24 Aug-24 Sep-24 Oct-24 Nov-24 Dec-24 Jan-25 Feb-25 Mar-25 HDD CDD HDD Norm CDD Norm

▪ On October 2, 2024, Fitch upgraded FE Corp.’s ratings to BBB from BBB-. ‒ Fitch also upgraded ratings of JCP&L, MP, AGC, FET, ATSI, MAIT, TrAILCo, and KATCo and put OE, CEI, and TE on positive outlook. Credit Ratings As of April 23, 2025 Strategic & Financial Highlights - Published April 23, 2025 Most Recent Ratings Changes * Holding company S = Stable P = Positive Ratings are not recommendations to buy, sell, or hold securities. Ratings are subject to change or withdrawal at any time by the credit rating agencies. N = Negative FE Corp. and all subsidiaries are investment grade at all three rating agencies 19

GAAP to Non-GAAP Earnings Reconciliations

1Q 2025 and 1Q 2024

(In $M, except per share amounts)	1Q 2025 Dx	1Q 2025 Int	1Q 2025 Tx	1Q 2025 Corp	1Q 2025 FE Cons	1Q 2024 Dx	1Q 2024 Int	1Q 2024 Tx	1Q 2024 Corp	1Q 2024 FE Cons
Earnings (Loss) Attributable to FE Corp. (GAAP)	**$218**	**$136**	**$81**	**($75)**	**$360**	**$165**	**$82**	**$84**	**($78)**	**$253**
Earnings (Loss) Per Share	**$0.38**	**$0.23**	**$0.14**	**($0.13)**	**$0.62**	**$0.29**	**$0.14**	**$0.15**	**($0.14)**	**$0.44**
Excluding Special Items:										
Net Pension/OPEB credits	(0.01)	-	-	-	(0.01)	(0.01)	(0.01)	-	(0.01)	(0.03)
Signal Peak earnings impact	-	-	-	-	-	-	-	-	(0.03)	(0.03)
FE Forward cost to achieve	-	-	-	-	-	0.01	-	-	-	0.01
Investigation and other related costs	-	-	-	0.03	0.03	-	-	-	0.03	0.03
Regulatory credits	-	-	-	-	-	-	(0.01)	-	-	(0.01)
Reorganization costs	0.02	0.01	-	-	0.03	-	-	-	-	-
Strategic transaction charges	-	-	-	-	-	-	0.02	0.03	0.03	0.08
Total Special Items	**$0.01**	**$0.01**	**-**	**$0.03**	**$0.05**	**-**	**-**	**$0.03**	**$0.02**	**$0.05**
Core Earnings (Loss) Per Share – Non-GAAP	**$0.39**	**$0.24**	**$0.14**	**($0.10)**	**$0.67**	**$0.29**	**$0.14**	**$0.18**	**($0.12)**	**$0.49**

Per share amounts for the special items above are based on the after-tax effect of each item divided by the number of shares outstanding for the period. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount if deductible/taxable. The income tax rate ranges from 21% to 29%. Basic EPS and Core EPS (Non-GAAP) are based on 577 million shares for the First Quarter of 2025 and 574 million shares for the First Quarter of 2024.

Please see slide 3 for more information.

20 Strategic & Financial Highlights - Published April 23, 2025

FirstEnergy

Special Items Descriptions 1Q 2025 and 1Q 2024 Strategic & Financial Highlights - Published April 23, 202521 ▪ Net Pension/OPEB credits: Reflects net periodic pension and OPEB benefit costs, excluding amounts recovered through formula rates. ▪ Signal Peak earnings impact: Reflects the after-tax equity earnings related to FirstEnergy’s 33% interest in Signal Peak. ▪ FE Forward cost to achieve: Primarily reflects certain advisory and other costs incurred to transform the Company for the future. ▪ Investigation and other related costs: Primarily reflects legal and advisory expenses related to the government investigations. ▪ Regulatory credits: Primarily reflects the impact of regulatory agreements, proceedings, audits, concessions or orders requiring certain commitments, refunds, and/or disallowing the recoverability of costs, net of related credits. ▪ Reorganization costs: Primarily reflects transition and benefit costs associated with the Company's reorganization and transformation. ▪ Strategic transaction charges: Primarily reflects the net tax charges and related updates associated with the FET interest sales and consolidation of the Pennsylvania Companies and other charges related to the exit of a legacy purchase power contract. Note: Special items represent charges incurred or benefits realized that management believes are not indicative of, or may obscure trends useful in evaluating, the Company’s ongoing core activities and results of operations or otherwise warrant separate classification. Special items are not necessarily non-recurring.

1Q 2025 Earnings Results

	(in millions, except for per share amounts)	GAAP					Special Items					Core				
		Dx	Int	Tx	Corp	FE	Dx	Int	Tx	Corp	FE	Dx	Int	Tx	Corp	FE
(1)	Electric	$1,896	$1,333	$ 486	$ 4	$ 3,719	$ —	$ —	$ —	$ (5) [d]	$ (5)					
(2)	Other	40	16	5	(15)	46	—	—	—	—	—					
(3)	Total Revenues	1,936	1,349	491	(11)	3,765	—	—	—	(5)	(5)					
(4)	Fuel	—	149	—	—	149	—	—	—	—	—					
(5)	Purchased power	610	472	—	6	1,088	—	—	—	(7) [d]	(7)					
(6)	Other operating expenses	627	337	98	(28)	1,034	(24) [a][c]	(18) [a][c]	—	(13) [a][b]	(55)					
(7)	Provision for depreciation	162	138	91	20	411	—	—	—	—	—					
(8)	Amortization (deferral) of regulatory assets, net	(19)	8	1	—	(10)	—	—	—	—	—					
(9)	General taxes	210	37	74	18	339	—	—	—	—	—					
(10)	Total Operating Expenses	1,590	1,141	264	16	3,011	(24)	(18)	—	(20)	(62)					
(11)	Operating Income (Loss)	346	208	227	(27)	754	24	18	—	15	57					
(12)	Miscellaneous income (expense), net	26	18	4	(12)	36	(14) [a][c]	(15) [a]	—	5 [a]	(24)					
(13)	Interest expense	(99)	(65)	(73)	(51)	(288)	—	—	—	—	—					
(14)	Capitalized financing costs	5	15	17	1	38	—	—	—	—	—					
(15)	Total Other Expense	(68)	(32)	(52)	(62)	(214)	(14)	(15)	—	5	(24)					
(16)	Income taxes (benefits)	60	40	40	(14)	126	1 [a][c]	1 [a][c]	—	5 [a][b][d]	7					
(17)	Income attributable to noncontrolling interest	—	—	54	—	54	—	—	—	—	—					
(18)	Earnings (Loss) Attributable to FE	$ 218	$ 136	$ 81	$ (75)	$ 360	$ 9	$ 2	$ —	$ 15	$ 26	$ 227	$ 138	$ 81	$ (60)	$ 386
(19)	Average Shares Outstanding			577					577					577		
(20)	Earnings (Loss) per Share	$ 0.38	$ 0.23	$ 0.14	$ (0.13)	$ 0.62	$ 0.01	$ 0.01	$ —	$ 0.03	$ 0.05	$0.39	$0.24	$0.14	$(0.10)	$0.67

Special Items (after-tax impact):	Dx	Int	Tx	Corp	FE
(a) Net Pension/OPEB credits	$ (3)	$ (6)	$ —	$ —	$ (9)
(b) Investigation and other related costs	—	—	—	14	14
(c) Reorganization costs	12	8	—	—	20
(d) Strategic transaction charges	—	—	—	1	1
Impact to Earnings	$ 9	$ 2	$ —	$ 15	$ 26

22 Strategic & Financial Highlights - Published April 23, 2025

FirstEnergy

1Q 2024 Earnings Results

	(in millions, except for per share amounts)	GAAP				
		Dx	Int	Tx	Corp	FE
(1)	Electric	$ 1,725	$ 1,082	$ 434	$ 3	$ 3,244
(2)	Other	42	13	4	(16)	43
(3)	Total Revenues	1,767	1,095	438	(13)	3,287
(4)	Fuel	—	105	—	—	105
(5)	Purchased power	642	389	—	5	1,036
(6)	Other operating expenses	587	354	76	(11)	1,006
(7)	Provision for depreciation	161	122	81	17	381
(8)	Amortization (deferral) of regulatory assets, net	(88)	(78)	2	—	(164)
(9)	General taxes	192	38	69	12	311
(10)	Total Operating Expenses	1,494	930	228	23	2,675
(11)	Operating Income (Loss)	273	165	210	(36)	612
(12)	Miscellaneous income (expense), net	44	12	—	9	65
(13)	Interest expense	(116)	(71)	(65)	(53)	(305)
(14)	Capitalized financing costs	5	11	13	1	30
(15)	Total Other Expense	(67)	(48)	(52)	(43)	(210)
(16)	Income taxes (benefits)	41	35	60	(1)	135
(17)	Income attributable to noncontrolling interest	—	—	14	—	14
(18)	Earnings (Loss) Attributable to FE	$ 165	$ 82	$ 84	$ (78)	$ 253
(19)	Average Shares Outstanding			574		
(20)	Earnings (Loss) per Share	$ 0.29	$ 0.14	$ 0.15	$ (0.14)	$ 0.44

	(in millions, except for per share amounts)	Special Items				
		Dx	Int	Tx	Corp	FE
(1)	Electric	$ —	$ —	$ —	$ —	$ —
(2)	Other	—	—	—	—	—
(3)	Total Revenues	—	—	—	—	—
(4)	Fuel	—	—	—	—	—
(5)	Purchased power	—	—	—	—	—
(6)	Other operating expenses	(15) [a][c]	(61) [a][c][e]	—	(20) [d]	(96)
(7)	Provision for depreciation	(1) [c]	—	—	—	(1)
(8)	Amortization (deferral) of regulatory assets, net	—	61 [e]	—	—	61
(9)	General taxes	—	—	—	—	—
(10)	Total Operating Expenses	(16)	—	—	(20)	(36)
(11)	Operating Income (Loss)	16	—	—	20	36
(12)	Miscellaneous income (expense), net	(17) [a]	(16) [a]	—	(25) [a][b]	(58)
(13)	Interest expense	—	—	—	—	—
(14)	Capitalized financing costs	—	—	—	—	—
(15)	Total Other Expense	(17)	(16)	—	(25)	(58)
(16)	Income taxes (benefits)	(1) [a][c]	(12) [a][c][e][f]	(24) [f]	(21) [a][b][d][f]	(58)
(17)	Income attributable to noncontrolling interest	—	—	5 [f]	—	5
(18)	Earnings (Loss) Attributable to FE	$ —	$ (4)	$ 19	$ 16	$ 31
(19)	Average Shares Outstanding			574		
(20)	Earnings (Loss) per Share	$ —	$ —	$ 0.03	$ 0.02	$ 0.05

	(in millions, except for per share amounts)	Core				
		Dx	Int	Tx	Corp	FE
(18)	Earnings (Loss) Attributable to FE	$ 165	$ 78	$ 103	$ (62)	$ 284
(19)	Average Shares Outstanding			574		
(20)	Earnings (Loss) per Share	$0.29	$0.14	$0.18	$(0.12)	$0.49

Special Items (after-tax impact):	Dx	Int	Tx	Corp	FE
(a) Net Pension/OPEB credits	$ (4)	$ (6)	$ —	$ (5)	$ (15)
(b) Signal Peak earnings impact	—	—	—	(16)	(16)
(c) FE Forward cost to achieve	4	1	—	—	5
(d) Investigation and other related costs	—	—	—	17	17
(e) Regulatory charges	—	(7)	—	—	(7)
(f) Strategic transaction charges	—	8	19	20	47
Impact to Earnings	$ —	$ (4)	$ 19	$ 16	$ 31

23 Strategic & Financial Highlights - Published April 23, 2025

FirstEnergy

GAAP to Non-GAAP Baseline O&M Reconciliations 1Q 2025 and 1Q 2024 Strategic & Financial Highlights - Published April 23, 202524 (1) As reported in the Consolidated Statement of Income (2) See slides 20-21 for additional information on special items (3) Primarily represents PJM Network Transmission Expense and ancillary charges such as Transmission Enhancement (4) Primarily represents the rider/program recoverable and deferred O&M within the Distribution, Integrated, and Stand-Alone Transmission segments FirstEnergy Consolidated (In $M) 1Q 2025 1Q 2024 Other Operating Expenses (GAAP) (1) $1,034 $1,006 Excluding Special Items (pre-tax): Net Pension/OPEB credits ($14) ($16) Investigation and other related costs ($17) ($22) FE Forward cost to achieve - ($5) Regulatory charges - ($53) Reorganization costs ($24) - Total Special Items (2) ($55) ($96) PJM Pass-Through Transmission Costs (3) ($364) ($312) Rider/Program Recoverable (4) ($275) ($246) Baseline O&M (Non-GAAP) $340 $352